Exhibit 10.34


                      AMENDED AND RESTATED VOTING AGREEMENT

         THIS AMENDED AND RESTATED VOTING AGREEMENT ("Agreement") is entered into as of the 25th day of June, 2002 by and among First Look Media, Inc. (f/k/a Overseas Filmgroup, Inc.) ("Company"), Rosemary Street Productions, LLC ("Rosemary"), Robert Little ("Robert"), Ellen Little ("Ellen"), MRCo., Inc. ("MRCo."), Christopher Cooney ("Christopher"), Jeffrey Cooney ("Jeffrey,"), Wharton Capital Partners, Ltd. ("Wharton") and Seven Hills Pictures, LLC ("Seven Hills").

         WHEREAS, in connection with the purchase by Rosemary of certain securities of the Company pursuant to a Securities Purchase Agreement dated May 3, 2000, the Company and Rosemary, Robert, Ellen, MRCo., Christopher and Jeffrey entered into a Voting Agreement, dated as of June 20, 2000 ("Original Voting Agreement") whereby each of Rosemary, Robert, Ellen and MRCo. agreed to nominate for election as directors certain persons or nominees of parties to the Original Voting Agreement and to vote the shares of voting capital stock of the Company that they each owned for such nominee directors;

         WHEREAS, in connection with the redemption of Wharton's membership interest in Rosemary as of July 27, 2000, the Company authorized the transfer of 690,735 shares of the Company's common stock ("Transferred Shares") from Rosemary to Wharton, and in so doing, Wharton agreed to be subject to the terms of the Original Voting Agreement as if it were Rosemary Street and to accept the obligations of the Original Voting Agreement and to have the same rights under the Original Voting Agreement that Rosemary Street had with respect to the Transferred Shares;

         WHEREAS, pursuant to a Securities Purchase Agreement dated as of May 20, 2002 (as amended) between the Company and Seven Hills ("Seven Hills Purchase Agreement"), Seven Hills is purchasing certain securities of the Company; and

         WHEREAS, in order to induce Seven Hills to enter into the Seven Hills Purchase Agreement, the parties hereto have agreed to amend and restate the Original Voting Agreement to provide for each of Rosemary, Robert, Ellen, MRCo., Wharton and Seven Hills to nominate for election as directors certain persons or nominees of parties to this Amended and Restated Voting Agreement and to vote the shares of voting capital stock of the Company that they each own for such nominee directors.

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         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1. Voting Terms.

         (a) So long as (i) Robert is employed as the President of the Company or (ii) Robert and Ellen together beneficially own five percent (5%) or more of all the Voting Securities (as defined herein), then each of Rosemary, Wharton and Seven Hills shall use its best efforts to nominate Robert for election as a director or appoint Robert as a director of the Company and vote all of its Voting Securities for Robert in an election of directors by the stockholders. Rosemary, Wharton and Seven Hills shall not vote any of their Voting Securities for the removal of Robert as a director, except in the event Robert is being removed for "cause."


         (b) So long as Christopher and Jeffrey together beneficially own five percent (5%) or more of all the Voting Securities, then each of Robert, Ellen, Rosemary, Wharton and Seven Hills shall use its best efforts to nominate Christopher and Jeffrey for election as directors or appoint them as directors of the Company and vote all of their Voting Securities for Christopher and Jeffrey in an election by the stockholders. Robert, Ellen, Rosemary, Wharton and Seven Hills shall not vote any of their Voting Securities for the removal of either Christopher or Jeffrey as a director, except in the event either of them is being removed for "cause."

         (c) So long as MRCo. beneficially owns five percent (5%) or more of all the Voting Securities, then each of Robert, Ellen, Rosemary, Wharton and Seven Hills shall use its best efforts to nominate for election or appoint as a director of the Company an individual selected by MRCo. and vote all of their Voting Securities for such nominee in an election of directors by the stockholders. Robert, Ellen, Rosemary, Wharton and Seven Hills shall not vote any of their Voting Securities for the removal of the director nominee of MRCo., except in the event the person is being removed for "cause." MRCo. agrees that any person nominated by it for election or appointment as a director will be reasonably acceptable to the majority of the then sitting board of directors of the Company, which approval will not be unreasonably withheld and when withheld only upon written notice to MRCo. by the board of directors stating their specific objections to the nominee. Such notice shall be sent to MRCo. within three (3) days of receipt of the name of the nominee by the Company for inclusion in the proxy statement of the Company relating to the election of directors or the appointment of such person to the board of directors of the Company.

         (d) So long as Seven Hills beneficially owns five percent (5%) or more of all the Voting Securities, then each of Robert, Ellen, Rosemary and Wharton shall use its best efforts to nominate for election or appoint as directors of the Company two individuals selected by Seven Hills and vote all of their Voting Securities for such nominees in an election of directors by the stockholders. Robert, Ellen, Rosemary and Wharton shall not vote any of their Voting Securities for the removal of the director nominees of Seven Hills, except in the event either of them is being removed for "cause." Seven Hills agrees that the individuals nominated by it for election or appointment as directors will be reasonably acceptable to the majority of the then sitting board of directors of the Company, which approval will not be unreasonably withheld and when withheld only upon written notice to Seven Hills by the board of directors stating their specific objections to the nominee(s). Such notice shall be sent to Seven Hills within three (3) days of receipt of the names of the nominees by the Company for inclusion in the proxy statement of the Company relating to the election of directors or the appointment of such individuals to the board of directors of the Company.

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2. Transfer or Acquisition of Voting Securities. The obligations under this
Agreement will end as to any of the Voting Securities upon their transfer by a party where such party is no longer the beneficial owner thereof hereto and will attach to any Voting Securities upon their being acquired by a party hereto. Notwithstanding the foregoing, if any of the Voting Securities are transferred by Rosemary, MRCo. or Seven Hills to their respective members or shareholders, the transferees of such Voting Securities will be subject to the terms of this Agreement as if they were the transferor, and prior to the Company being obligated to effect the transfer on the books and records of the Company, the transferee shall enter into a written agreement accepting the obligations of this Agreement as it relates to their Voting Securities and the rights the transferor has as to any nominations or appointments of directors.

3. Power of Appointment. Each party has the power to appoint another stockholder of the Company or proxy designated by the Company with the authority to exercise the voting of any Voting Securities beneficially owned by such party, so long as the person with the appointment votes the securities in accordance with the terms of this Agreement.

4. Entire Agreement; Modifications and Amendments. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated (other than in accordance with its terms) except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

5. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

6. Legends. Each stock certificate currently outstanding and evidencing shares subject to the provisions of this Agreement, as soon as practicable after the execution of this Agreement, shall be submitted to the Company by the party to this Agreement for the purpose of putting the following legend thereon, and each stock certificate issued after the date hereof evidencing shares of the Company's capital stock subject to the provisions of this Agreement (including any shares issued upon a transfer, stock split, stock dividend, recapitalization, merger or other similar event) shall at all times during the term of this Agreement bear the following legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING AGREEMENT DATED AS OF JUNE 25, 2002."


7. Titles and Subtitles. The section headings contained herein are for convenience only and are not intended to define or limit the contents of said sections.

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8. Cooperation. Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

9. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

10. Governing Law. This Agreement and all amendments hereof shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction.

11. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

12. Definitions.

         (a) "Cause" means fraud or dishonest action by the person in his relations with the Company or any of its subsidiaries or affiliates, or the conviction of the person of any crime involving an act of moral turpitude or a felony crime.

         (b) "Voting Securities" means any and all of the issued and outstanding equity securities of the Company entitled to vote together for the election of directors of the Company, including, but not limited to, the Common Stock and any other securities convertible into such equity securities that have any right to vote for the election of directors of the Company.

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                  IN WITNESS WHEREOF, each of the parties hereto has duly
executed this Agreement on the date first above written.

                               FIRST LOOK MEDIA, INC.

                               By: /s/ William F. Lischak
                                  --------------------------------
                                      Name:  William F. Lischak
                                      Title: COO/CFO

                               ROSEMARY STREET PRODUCTIONS, LLC

                               By: /s/ Christopher Cooney
                                  --------------------------------
                                      Name:  Christopher Cooney
                                      Title: President

                               MRCo., Inc.

                               By: /s/ Joseph R. Linehar
                                  --------------------------------
                                      Name:  Joseph R. Linehar
                                      Title: Vice President

                               WHARTON CAPITAL PARTNERS, LTD.

                               By: /s/ Barry Minsky
                                  --------------------------------
                                      Name:  Barry Minsky
                                      Title: CEO

                               SEVEN HILLS PICTURES, LLC

                               By: /s/ Reverge Anselmo
                                  --------------------------------
                                      Name:  Reverge Anselmo
                                      Title: Manager

                               /s/ ROBERT LITTLE
                               -----------------------------------
                               ROBERT LITTLE, individually

                               /s/ ELLEN LITTLE
                               -----------------------------------
                               ELLEN LITTLE, individually

                               /s/ CHRISTOPHER COONEY
                               -----------------------------------
                               CHRISTOPHER COONEY, individually

                               /s/ JEFFREY COONEY
                               -----------------------------------
                               JEFFREY COONEY, individually